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                               SMITH BARNEY INC.
                              388 GREENWICH STREET
                               NEW YORK, NY 10013

                               OFFER TO EXCHANGE
                         0.836 SHARES OF COMMON STOCK,
                         PAR VALUE $0.10 PER SHARE, OF
                              MMI COMPANIES, INC.
             FOR EACH OF THE OUTSTANDING AMERICAN DEPOSITARY SHARES
                  EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS OF
                           UNIONAMERICA HOLDINGS PLC
             REPRESENTING ALL OF THE OUTSTANDING ORDINARY SHARES OF
                           UNIONAMERICA HOLDINGS PLC
    THIS OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 5, 1997, UNLESS THE OFFER IS EXTENDED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT BETWEEN MMI COMPANIES, INC. AND UNIONAMERICA HOLDINGS PLC DATED JUNE 25, 1997 (THE "EXPIRATION DATE"). UNIONAMERICA ADSS WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE (OTHER THAN THOSE UNIONAMERICA ADSS WHICH ARE TENDERED BY CERTAIN UNIONAMERICA SECURITYHOLDERS (THE "SELLING STOCKHOLDERS") WHO HAVE EXECUTED IRREVOCABLE UNDERTAKINGS TO ACCEPT THE OFFER (THE "UNDERTAKINGS")). AT THE EXPIRATION DATE, INCLUDING ANY EXTENSION THEREOF, AND UPON SATISFACTION OR, WHERE PERMITTED, WAIVER OF THE CONDITIONS OF THE OFFER, ALL UNIONAMERICA ADSS VALIDLY TENDERED AND NOT VALIDLY WITHDRAWN WILL BE EXCHANGED.

                                                                November 6, 1997

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

    We have been appointed by MMI Companies, Inc., a Delaware corporation ("MMI"), to act as Dealer Manager in connection with the offer (the "Offer") by MMI to exchange 0.836 shares of MMI common stock, par value $0.10 per share (the "MMI Common Stock"), for each outstanding American Depositary Share (a "Unionamerica ADS"), each representing one ordinary share, nominal value $0.0448 per share (the "Unionamerica Common Stock"), of Unionamerica Holdings plc, a corporation registered in England and Wales under the Companies Act 1985 of Great Britain, as amended (the "Companies Act"), with registered number 2822469 ("Unionamerica"), upon the terms and subject to the conditions set forth in the Offer to Exchange/Prospectus, dated November 5, 1997 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"). Each share of MMI Common Stock issued in connection with the Offer will be accompanied by a right (a "Right") which will entitle the registered holder thereof to purchase from MMI a unit consisting of one one-hundredth of a share (a "Unit") of Series B Junior Participating Preferred Stock of MMI, par value $20.00 per share, at a purchase price of $75.00 per Unit, subject to adjustment, pursuant to a Rights Agreement between MMI and ChaseMellon Shareholder Services L.L.C., as Rights Agent.

    Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Unionamerica ADSs registered in your name or in the name of your nominee.

    The Offer is being made pursuant to an Acquisition Agreement dated as of June 25, 1997 by and between MMI and Unionamerica (the "Acquisition Agreement"). MMI's obligation to exchange shares of MMI Common Stock for Unionamerica ADSs pursuant to the Offer is subject to a number of Conditions
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(as defined in the Prospectus), including (i) the acceptance of the Offer by holders of at least 90% of the outstanding Unionamerica ADSs; provided, however, that this 90% level may be reduced by MMI, but only with the prior written consent of Unionamerica, to a level less than 90% but greater than 50%, (ii) approval of the issuance of MMI Common Stock by MMI's stockholders, and (iii) various regulatory approvals in the United Kingdom and in the United States.

    Upon consummation of the Offer, and in the event that at least 90% of the outstanding Unionamerica ADSs are tendered in the Offer, MMI will apply the provisions of Sections 428 to 430F of the Companies Act to effect a compulsory acquisition of any remaining outstanding Unionamerica ADSs (the "Compulsory Acquisition"). Upon consummation of the Offer and the Compulsory Acquisition (collectively, the "Proposed Acquisition"), Unionamerica will become a wholly-owned subsidiary of MMI.

    Enclosed for your information and use are copies of the following documents:

    1.  The Prospectus;

    2. The Letter of Transmittal to be used by holders of Unionamerica ADSs ("Unionamerica Securityholders") in accepting the Offer and tendering Unionamerica ADSs; facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Unionamerica ADSs;

    3. The Notice of Guaranteed Delivery to be used to accept the Offer for Unionamerica Securityholders if the American Depositary Receipts evidencing Unionamerica ADSs (the "Unionamerica ADRs") and all other required documents are not immediately available or cannot be delivered to ChaseMellon Shareholder Services L.L.C. (the "Exchange Agent") by the Expiration Date (as defined in the Prospectus) or if the procedures for book-entry transfer cannot be completed by the Expiration Date;

    4. A letter which may be sent to your clients for whose accounts you hold Unionamerica ADSs registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

    5.  A substitute form W-9; and

    6.  A return envelope addressed to the Exchange Agent.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT WITHDRAWAL RIGHTS FOR THE OFFER EXPIRE AT 12 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 5, 1997, UNLESS THE OFFER IS EXTENDED.

    Acceptance of Unionamerica ADSs pursuant to the Offer will be made only after receipt by the Exchange Agent, prior to the Expiration Date, of a Letter of Transmittal (or facsimile thereof), properly completed and executed, together with any other required documents. In order for a Unionamerica Securityholder to validly tender such Unionamerica ADSs (a) a Letter of Transmittal and other required documents (including the Unionamerica ADRs) must be delivered as described in the preceding sentence and (b) in the case of Unionamerica Securityholders tendering their Unionamerica ADSs pursuant to a book-entry transfer, an Agent's Message (as defined in the Prospectus) and any other required documents, must be received by the Exchange Agent, and either Unionamerica ADRs must be received by the Exchange Agent or be delivered pursuant to the procedures for book-entry transfer set forth under the caption "THE OFFER--Procedures for Tendering Unionamerica ADSs--Book-Entry Transfer" and a confirmation thereof must be received by the Exchange Agent, in each case prior to the Expiration Date.

    Any Unionamerica Securityholder who desires to tender Unionamerica ADSs and whose Unionamerica ADRs are not immediately available, who cannot deliver such Unionamerica ADRs and all other required documents to the Exchange Agent prior to the Expiration Date or who cannot comply with the procedures for book-entry transfer on a timely basis, may tender such Unionamerica ADSs by following the procedures for guaranteed delivery set forth in the Prospectus under the caption "THE OFFER--Procedures for Tendering Unionamerica ADSs--Guaranteed Delivery Procedures".

    MMI will not pay any fees or commissions to any broker, dealer or other person (other than the Exchange Agent, the Information Agent and the Dealer Manager, as described in the Prospectus) in connection with the solicitation of tenders of Unionamerica ADSs pursuant to the Offer. However, MMI
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will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. MMI will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Unionamerica ADSs to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you have any inquiries, or require any additional copies of the enclosed materials, please contact the Information Agent, ChaseMellon Shareholder Services L.L.C., at 212-273-8080.

                                             Very truly yours,

                                             SMITH BARNEY INC.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF MMI, UNIONAMERICA, THE DEALER MANAGER, THE INFORMATION AGENT, THE EXCHANGE AGENT, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.